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                                                                    EXHIBIT 3.25

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1

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          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
     HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "BLACK CREEK MANAGEMENT, L.L.C.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MAY, A.D. 1998, AT 4 O'CLOCK P.M.





                            [SEAL]     /s/ EDWARD J. FREEL
                                     ----------------------------------------
                                       Edward J. Freel, Secretary of State


     2898365  8100                             AUTHENTICATION: 9209072

     981283368                                           DATE: 07-21-98
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                               STATE OF DELAWARE

                          CERTIFICATE OF FORMATION OF

                         BLACK CREEK MANAGEMENT, L.L.C.

         THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, do hereby certify as follows:

         The name of the limited liability company is Black Creek Management, L.L.C.

         The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its Registered Agent at such address is The Corporation Trust Company.

         The period of its duration is perpetual.

         The management of the Company is reserved to the Members. The name and address of the initial member of the Company is:

                           J. Merritt Belisle
                           515 Congress Avenue, Suite 2626
                           Austin, Texas 78701

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Black Creek Management, L.L.C. this 19th day of May, 1998.



                                    /s/ J. MERRITT BELISLE
                                    -----------------------
                                    J. Merritt Belisle